Exhibit 1

KAMAN

KC

COMMON STOCK

KAMAN CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT

THIS CERTIFICATE IS TRANSFERABLE IN
JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

COMMON STOCK

CUSIP 483548 10 3

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

SHARES OF COMMON STOCK OF THE PAR VALUE OF ONE DOLLAR ($1) EACH OF

KAMAN CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. A full or summary statement of (i) the designations, terms, limitations, and relative rights and preferences of shares of the Preferred Stock and Common Stock of the Corporation, (ii) the variations in the relative rights and preferences between shares of each series of the Preferred Stock so far as they shall have been fixed and determined, and (iii) the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of the Preferred Stock, will be furnished to any stockholder of this Corporation upon request and without charge upon application to the Secretary at the offices of the Corporation in Bloomfield, Connecticut. This certificate is not valid unless countersigned by the Transfer Agent and registered by the the Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and the facsimile of its corporate seal to be hereunto affixed.

Dated

KAMAN CORPORATION SEAL CONNECTICUT

SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER

CHAIRMAN OF THE BOARD, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: HOLLY GRONER 615-261-0610
/ ETHER 7 / LIVE JOBS / K / 31668 KAMAN FC REV1

PRODUCTION COORDINATOR: CORBIN MATLOCK 931-490-7660
PROOF OF DECEMBER 18, 2008
KAMAN CORPORATION
TSB 31668 FC
Operator: BA
REV1

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

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